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                                                                   EXHIBIT 99.01

                          CONSENT OF PROPOSED DIRECTOR

    I, William Jefferson Marshall, hereby consent to the use of my name in the registration statement (#333-09457) (the "Registration Statement") of Digital Lightwave, Inc., a Delaware corporation (the "Company"), as an individual who has been appointed and will serve as a director of the Company upon the completion of the initial public offering referenced in the Registration Statement.

New York, New York
January 8, 1997

                                             /s/  WILLIAM JEFFERSON MARSHALL

                                          --------------------------------------
                                                William Jefferson Marshall